UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2010

NEUTRAL TANDEM, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33778	31-1786871
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One South Wacker Drive

Suite 200

Chicago, Illinois 60606

(Address of principal executive offices, including Zip Code)

(312) 384-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Proceeding in United States District Court for the Northern District of Illinois

As previously disclosed, on June 12, 2008, Neutral Tandem, Inc. (the “Company”) commenced a patent infringement action against Peerless Network, LLC, Peerless Network of Illinois, LLC and John Barnicle (collectively, “Peerless Network”), in the United States District Court for the Northern District of Illinois, to enforce U.S. Patent No. 7,123,708 (the “‘708 Patent”). (Neutral Tandem, Inc. v Peerless Network, LLC, Peerless Network of Illinois, LLC and John Barnicle, 08 CV 3402).

As also previously disclosed, on April 27, 2010, the court overseeing this litigation issued an order denying without prejudice the motion of Peerless Network seeking leave to file a motion to stay the litigation. Peerless Network sought to stay the litigation pending the inter partes reexamination by the United States Patent and Trademark Office (“USPTO”) of the validity of the ‘708 Patent.

As also previously disclosed, the full trial in this litigation was scheduled to begin in September 2010. The parties filed motions for summary judgment with the court on May 28, 2010. On June 1, 2010, Peerless Network filed a renewed motion asking the court to extend the trial date by nine months or stay proceedings pending the inter partes reexamination by the USPTO. The court heard the motion on June 8, 2010. After hearing the motion, the court issued an order that we believe in substance vacated the September 2010 trial date. The court also ordered that proceedings on the parties’ motions for summary judgment will continue, and the court set a ruling date on the parties’ summary judgment motions for September 1, 2010.

For more information concerning this litigation, please refer to the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2010. For more information concerning the related USPTO proceeding, please refer to the Company’s Current Report on Form 8-K dated May 26, 2010.

Cautions Concerning Forward Looking Statements

This report contains forward-looking statements that involve substantial risks and uncertainties. The words “seeking,” “asserts,” “anticipates,” “believe,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would,” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are based upon assumptions about future events that may not prove to be accurate. These statements are not guarantees of future events and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak to events only as of the date they are made and the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. Specific factors that could cause actual results to differ materially from forward-looking statements include, but are not limited to: the Company’s ability to successfully enforce its patent and protect the proprietary methods, technologies and other intellectual property rights related to the Company’s patent, the impact of the pending inter partes reexamination proceeding by the USPTO on the Company’s infringement action against Peerless Network in the United States District Court for the Northern District of Illinois, including with respect to the timing of court’s rulings, and other important factors disclosed previously and from time to time in the Company’s filings with the Securities and Exchange Commission, particularly in the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the period ended December 31, 2009 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2010, as such Risk Factors may be updated from time to time in subsequent reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUTRAL TANDEM, INC.

/s/ Robert M. Junkroski
Date: June 9, 2010	Name:	Robert M. Junkroski
	Title:	Chief Financial Officer